UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 24, 2024

DIME COMMUNITY BANCSHARES, INC.
(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

898 Veterans Memorial Highway, Suite 560, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (631) 537-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DCOM	NASDAQ
Preferred Stock, Series A, $0.01 Par Value	DCOMP	NASDAQ
9.000% Subordinated Notes, $25.00 Par Value	DCOMG	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On October 24, 2024, the Board of Directors (the “Board”) of Dime Community Bancshares, Inc. (the “Company”) approved amended and restated Bylaws of the Company (the “Amended and Restated Bylaws”), effective as of such date. Section 205 of the Amended and Restated Bylaws was revised so that in an uncontested election, a nominee for director shall be elected to the Board of Directors if the nominee receives a majority of the votes cast. In the event of a contested election, directors shall be elected by a plurality of the votes cast. A contested election is any election in which the number of nominees exceeds the number of directors to be elected at the meeting.

The Amended and Restated Bylaws also removed Article VIII, which expired on July 1, 2023.

This description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits:
	Exhibit No.	Description
	3.2	Amended and Restated Bylaws of Dime Community Bancshares, Inc.

	104.1	Cover Page for this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

DATE: October 25, 2024	By:	/s/ Judy Wu
Judy Wu, Executive Vice President & General Counsel